Exhibit 4.1

EXECUTION

FOURTH SUPPLEMENTAL INDENTURE OF TRUST

among

NASH-FINCH COMPANY,

as Issuer,

THE SUBSIDIARY GUARANTORS,

named therein as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee,

Dated as of February 25, 2003

Relating to:

$165,000,000

8 1/2% Senior Subordinated Notes due 2008, Series A

8 1/2% Senior Subordinated Notes due 2008, Series B

THIS FOURTH SUPPLEMENTAL INDENTURE OF TRUST is made and entered into as of February 25, 2003 among Nash-Finch Company, a Delaware corporation (the “Company”), the Guarantors named herein (the “Guarantors”), as guarantors, and U.S. Bank Trust National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors heretofore executed and delivered to the Trustee an Indenture dated as of April 24, 1998 (the “ Original Indenture”), providing for the issuance of up to $165,000,000 aggregate principal amount of the Company’s 8 ½ % Senior Subordinated Notes Due 2008, Series A and Series B (the “Notes”), as supplemented by the First, Second and Third Supplemental Indentures thereto (the Original Indenture, as amended and supplemented from time to time as described herein, the “Indenture);

WHEREAS, the Notes constitute the only series of Notes under the Indenture;

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, the Indenture may be amended and modified by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes;

WHEREAS, the Company and the Guarantors have each duly executed this Fourth Supplemental Indenture;

WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Fourth Supplemental Indenture for the purpose of amending the Indenture; and

WHEREAS, all things necessary have been done to constitute this Fourth Supplemental Indenture, when executed by the Company and the Guarantors, the respective valid obligations of each of them.

NOW THEREFORE, the parties hereto intending to be legally bound hereby and in consideration of the premises, do hereby agree, for the mutual and proportionate benefit of all holders of the Notes as follows:

Section 1.	DEFINITIONS.

                    All terms capitalized but not otherwise defined in this Fourth Supplemental Indenture shall have the meanings assigned to such terms in the Indenture.

Section 2.	AMENDMENTS TO THE INDENTURE.

                    Section 201.                   Amendment to Section 7.04 of the Indenture.  Section 7.04 of the Indenture is hereby amended and supplemented by adding the following as a new paragraph to the end thereof:

                    “Notwithstanding anything to the contrary contained in this Section 7.04, the Company and each Guarantor shall not be required to comply with Sections 7.04(a) and 7.04(b) hereof with respect to (x) the fiscal quarter ended October 5, 2002 before May 15, 2003 and (y) the fiscal year ended December 28, 2002 and the fiscal quarter ended March 22, 2003 before June 15, 2003.  Failure to comply with Sections 7.04(a) and (b) hereof with respect to (x) the fiscal quarter ended October 5, 2002 by May 15, 2003 and (y) the fiscal year ended December 28, 2002 and the fiscal quarter ended March 22, 2003 by June 15, 2003, shall, in each case, constitute an Event of Default hereunder.

                    Section 202.                   Amendment to Section 10.08 of the Indenture.  Section 10.08 of the Indenture is hereby amended and supplemented by adding the following to the end thereof:

                    “provided, however that the Company shall not be deemed to have violated this Section 10.08 if the Company is required to restate its books and records of account for any period through the fiscal quarter ended October 5, 2002 as a result of any investigation or pending action of the Commission publicly disclosed by the Company on or before the date hereof and providedfurther, however that any such restatement will not have a material cash impact on the Company’s financial statements filed with the Commission from and after the date hereof and that the amount of any Count-Recount charges required to be taken by the Company as a result of any such restatement of fiscal years 2000, 2001 and 2002 will not exceed $6.7 million for fiscal year 2000, $8.6 million for fiscal year 2001 and $3.8 million through the second quarter of fiscal year 2002 by more than 15%.”

                    Section 203.                   Amendment to Section 10.10 of the Indenture.  Section 10.10 of the Indenture is hereby amended and supplemented by adding the following as a new paragraph to the end thereof:

                    “Notwithstanding anything to the contrary contained in this Section 10.10, the Company shall not be required to comply with this Section 10.10 with respect to (x) the fiscal quarter ended October 5, 2002 before May 15, 2003 and (y) the fiscal year ended December 28, 2002 and the fiscal quarter ended March 22, 2003 before June 15, 2003.”

                    Section 204.                   Amendment to Section 10.13 of the Indenture.  Section 10.13 of the Indenture is hereby amended and supplemented by adding the following to the beginning of the second sentence thereof:

                    “Except for any Default occurring prior to February 25, 2003 for failure of the Company to comply with Sections 7.04(a), (b) or (c) hereof with respect to the fiscal quarter ending October 5, 2002, [W]”

                    Section 205.                   Delayed Effectiveness of Amendments.  The amendments to the Indenture provided for in this Section 2 shall not become effective until the Company shall have received an effective waiver from the provisions of Section 9.12(ii) of the Credit Agreement, dated as of December 19, 2000, among the Company, the Guarantors, U.S. Bank National Association and Harris Trust and Savings Bank, as syndication agents, General Electric Capital

Corporation, as documentation agent, and Bankers Trust Company, as administrative agent for the lenders party thereto (as heretofore amended, restated, supplemented or otherwise modified).

Section 3   MISCELLANEOUS PROVISIONS.

Section 301.             Execution as Supplemental Indenture.  This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fourth Supplemental Indenture forms a part thereof.

Section 302.             Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 303.             Provisions Binding on Company’s and the Guarantors’ Successors. All of the covenants, stipulations, promises and agreements made in this Fourth Supplemental Indenture by the Company and the Guarantors shall bind on their respective successors and assigns whether so expressed or not.

Section 304.             Governing Law.  This Fourth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

Section 305.             Execution and Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 306.             Trust Indenture Act to Control.  If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Indenture which is required to be included in or is deemed to be applicable to this Fourth Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trustee Indenture Act of 1939, such required or other applicable provision shall control.

[Signature page follows on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be executed as of the day and year first above written.

COMPANY:

NASH-FINCH COMPANY

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Executive Vice President & Chief
Financial Officer

GUARANTORS:

T.J. MORRIS COMPANY

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

SUPER FOOD SERVICES, INC.

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

GTL TRUCK LINES, INC.

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

PIGGLY WIGGLY NORTHLAND CORPORATION

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

ERICKSON’S DIVERSIFIED CORPORATION

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

HINKY DINKY SUPERMARKETS, INC.

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

U SAVE FOODS, INC.

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, formerly known as U.S. Bank Trust National Association

By:	/s/ Scott Strodthoff
Name:	Scott Strodthoff
Title:	Senior Vice President